Exhibit 3.3

FORM OF CERTIFICATE OF INCORPORATION
OF
THE CARLYLE GROUP INC.
ARTICLE I

NAME
The name of the Corporation is The Carlyle Group Inc. (the “Corporation”).
ARTICLE II

REGISTERED OFFICE AND AGENT
The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.
ARTICLE III

PURPOSE
The purpose and nature of the business to be conducted by the Corporation shall be to (a) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Board of Directors in its sole discretion and that lawfully may be conducted by a corporation organized pursuant to the DGCL and, in connection therewith, to exercise all of the rights and powers conferred upon the Corporation pursuant to the agreements relating to such business activity; and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a member of the Corporate Group. The Corporation is being incorporated in connection with the conversion of The Carlyle Group L.P., a Delaware limited partnership (the “Partnership”), to the Corporation (the “Conversion”), and this Certificate of Incorporation is being filed simultaneously with the Certificate of Conversion of the Partnership to the Corporation.
ARTICLE IV

AUTHORIZED STOCK
Section 4.01    Capitalization. (a)    The total number of shares of all classes of stock that the Corporation shall have authority to issue is 101,000,000,000 which shall be divided into two classes as follows:

(i)	100,000,000,000 shares of common stock, $0.01 par value per share (“Common Stock”); and

(ii)
1,000,000,000 shares of preferred stock, $0.01 par value per share (“Preferred Stock”), of which (x) 16,000,000 shares are designated as “Series A Preferred Stock” (“Series A Preferred Stock”) and (y) the remaining 984,000,000 shares may be designated from time to time in accordance with this Article IV.

(b)    At the Effective Time, each (i) Common Unit outstanding immediately prior to the Effective Time will be converted into one issued and outstanding, fully paid and nonassessable share of Common Stock, (ii) Special Voting Unit outstanding immediately prior to the Effective Time will be cancelled for no consideration, (iii) General Partner Unit outstanding immediately prior to the Effective Time will be cancelled for no consideration, and (iv) Series A Preferred Unit outstanding immediately prior to the Effective Time will be converted into one issued and outstanding, fully paid and nonassessable share of Series A Preferred Stock, in each case without any action required on the part of the Corporation or the former holder of such Limited Partner Interest or General Partner Interest, as applicable.
(c)    The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the Outstanding stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no other vote of the holders of the Common Stock or any series of Preferred Stock, voting together or separately as a class, shall be required therefor, unless a vote of the holders of any such class, classes or series is expressly required pursuant to this Certificate of Incorporation, including any certificate of designation relating to any series of Preferred Stock (as amended and/or restated from time to time, this “Certificate of Incorporation”).
Section 4.02    Preferred Stock. The Board of Directors of the Corporation (the “Board of Directors”) is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix, without further stockholder approval (except as may be required by Article XX or any certificate of designation relating to any series of Preferred Stock), the designation of such series, the powers (including voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of such series of Preferred Stock and the number of shares of such series, which number the Board of Directors may, except where otherwise provided in the designation of such series, increase (but not above the total number of shares of Preferred Stock then authorized and available for issuance and not committed for other issuance) or decrease (but not below the number of shares of such series then outstanding). The powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock, if any, may differ from those of any and all other series at any time Outstanding.

Section 4.03    Splits and Combinations of Stock.
(a)    Subject to Section 4.03(c), Article XX and any certificate of designation relating to any series of Preferred Stock, the Corporation may make a pro rata distribution of shares of stock of the Corporation or options, rights, warrants or appreciation rights relating to stock of the Corporation to all Record Holders or may effect a subdivision or combination of stock of the Corporation so long as, after any such event, each stockholder shall have the same percentage of each class or series of shares of stock of the Corporation as before such event, and any amounts calculated on a per share basis or stated as a number of shares of stock are proportionately adjusted.
(b)    Whenever such a distribution, subdivision or combination of shares of stock of the Corporation or options, rights, warrants or appreciation rights relating to stock of the Corporation is declared, the Board of Directors shall select a payment date as of which the distribution, subdivision or combination shall be effective and shall provide notice thereof at least 20 days prior to such payment date to each Record Holder as of a Record Date not less than 10 days prior to the date of such notice.
(c)    The Corporation shall not be required to issue fractional shares upon any distribution, subdivision or combination of shares of stock of the Corporation. If the Board of Directors determines that no fractional shares shall be issued in connection with any such distribution, subdivision or combination, the fractional shares resulting therefrom shall be treated in accordance with Section 155 of the DGCL.
ARTICLE V

TERMS OF COMMON STOCK
Section 5.01    General. Except as otherwise required by law or as expressly provided in this Certificate of Incorporation, each share of Common Stock shall have the same powers, privileges and rights and shall rank equally, share ratably and be identical in all respects as to all matters, with each other share of Common Stock.
Section 5.02    Voting. Except as otherwise required by law or as expressly provided in this Certificate of Incorporation, each Record Holder of Common Stock, as such, shall have one vote for each share of Common Stock that is Outstanding in his, her or its name on the books of the Corporation on all matters on which the stockholders of the Corporation are generally entitled to vote. Subject to Section 11.01, except as otherwise required by applicable law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation or any certificate of designation with respect to any series of Preferred Stock that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation, the certificate of designation with respect to such series or applicable law.

Section 5.03    Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid ratably on the Common Stock out of the assets of the Corporation that are legally available for this purpose at such times and in such amounts as the Board of Directors in its discretion shall determine.
Section 5.04    Liquidation. Upon a Dissolution Event, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such Dissolution Event, the holders of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.
ARTICLE VI

CERTIFICATES; RECORD HOLDERS; TRANSFER OF STOCK OF THE CORPORATION
Section 6.01    Certificates. Notwithstanding anything otherwise to the contrary herein, unless the Board of Directors shall provide by resolution or resolutions otherwise in respect of some or all of any or all classes or series of stock of the Corporation, the stock of the Corporation shall not be evidenced by certificates. Certificates that may be issued shall be executed on behalf of the Corporation by any two duly authorized officers of the Corporation.
No Certificate evidencing shares of Common Stock or Preferred Stock shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the Board of Directors resolves to issue Certificates evidencing shares of Common Stock or Preferred Stock in global form, the Certificates evidencing such shares of Common Stock or Preferred Stock shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Certificates evidencing such shares of Common Stock or Preferred Stock have been duly registered in accordance with the directions of the Corporation. The use of facsimile signatures affixed in the name and on behalf of the Transfer Agent on Certificates, if any, representing shares of stock of the Corporation is expressly permitted by this Certificate of Incorporation.
Section 6.02    Mutilated, Destroyed, Lost or Stolen Certificates.
(a)    If any mutilated Certificate evidencing shares of stock of the Corporation is surrendered to the Transfer Agent, two authorized officers of the Corporation shall execute, and, if applicable, the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and class or series of stock as the Certificate so surrendered.

(b)    Any two authorized officers of the Corporation shall execute and deliver, and, if applicable, the Transfer Agent shall countersign a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:
(i) makes proof by affidavit, in form and substance satisfactory to the Corporation, that a previously issued Certificate has been lost, destroyed or stolen;

(ii) requests the issuance of a new Certificate before the Corporation has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii) if requested by the Corporation, delivers to the Corporation a bond, in form and substance satisfactory to the Corporation, with surety or sureties and with fixed or open penalty as the Corporation may direct to indemnify the Corporation, the stockholders and, if applicable, the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv) satisfies any other requirements imposed by the Corporation.

(c)    As a condition to the issuance of any new Certificate under this Section 6.02, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent, if applicable) reasonably connected therewith.
Section 6.03    Record Holders. The Corporation shall be entitled to recognize the Record Holder as the owner with respect to any share of stock of the Corporation and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other Person, regardless of whether the Corporation shall have actual or other notice thereof, except as otherwise required by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such shares are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding shares of stock of the Corporation, as between the Corporation, on the one hand, and such other Persons, on the other, such representative Person shall be the Record Holder of such shares.
Section 6.04    Transfer Generally.
(a)    The term “transfer,” when used in this Certificate of Incorporation with respect to shares of stock of the Corporation, shall include a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.
(b)    No shares of stock of the Corporation shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article VI. Any transfer or purported transfer of any shares of stock of the Corporation not made in accordance with this Article VI shall be null and void.
Section 6.05    Registration and Transfer of Stock.
(a)    The Corporation shall keep or cause to be kept on behalf of the Corporation a stock ledger in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 6.05(b), the Corporation will provide for the registration and transfer of stock of the Corporation. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Stock and Preferred Stock and transfers of such stock as herein provided. The Corporation shall not recognize transfers of Certificates evidencing shares of stock of the Corporation unless such transfers are effected in the manner described in this Section 6.05. Upon surrender of a Certificate for registration of transfer of any shares of stock of the Corporation evidenced by a Certificate, and subject to the provisions of Section 6.05(b), any two authorized officers of the Corporation shall execute and deliver, and in the case of Common Stock and Preferred Stock, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of stock of the Corporation as was evidenced by the Certificate so surrendered.
(b)    The Corporation shall not recognize any transfer of shares of stock of the Corporation evidenced by Certificates until the Certificates evidencing such shares of stock are surrendered for registration of transfer. No charge shall be imposed by the Corporation for such transfer; provided that as a condition to the issuance of any new Certificate under this Section 6.05, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.
(c)    Subject to (i) the foregoing provisions of this Section 6.05, (ii) Section 6.03, (iii) Section 6.04, (iv) Section 6.06, (v) with respect to any class or series of stock of the Corporation, the provisions of any certificate of designation or amendment to this Certificate of Incorporation establishing such class or series, and Article XX, (vi) any contractual provisions binding on any holder of shares of stock of the Corporation, and (vii) provisions of applicable law including the Securities Act, the stock of the Corporation shall be freely transferable. Stock of the Corporation issued pursuant to any employee-related policies or equity benefit plans, programs or practices adopted by the Corporation may be subject to any transfer restrictions contained therein.
Section 6.06    Additional Restrictions on Transfers.
(a)     Except as provided in Section 6.06(b) below, but notwithstanding the other provisions of this Article VI, no transfer of any shares of stock of the Corporation shall be made if such transfer would (i) violate the then applicable U.S. federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer or (ii) terminate the existence or qualification of the Corporation under the laws of the jurisdiction of its incorporation.

(b)    Nothing contained in this Article VI, or elsewhere in this Certificate of Incorporation, shall preclude the settlement of any transactions involving shares of stock of the Corporation entered into through the facilities of any National Securities Exchange on which such shares of stock are listed for trading.
ARTICLE VII

SALE, EXCHANGE OR OTHER DISPOSITION OF THE
CORPORATION’S ASSETS
Except as provided in Section 5.04 and Article VIII, the Corporation may not sell or exchange all or substantially all of the assets of the Corporate Group, taken as a whole, in a single transaction or a series of related transactions without the approval of the holders of a majority of the voting power of the Outstanding stock entitled to vote thereon; provided, however, that this Article VII shall not preclude or limit the Corporation’s ability, in the sole discretion of the Board of Directors, to mortgage, pledge, hypothecate or grant a security interest in any or all of the assets of the Corporate Group (including for the benefit of Persons other than the members of the Corporate Group), including, in each case, pursuant to any forced sale of any or all of the assets of the Corporate Group pursuant to the foreclosure of, or other realization upon, any such encumbrance.
ARTICLE VIII

MERGER
Section 8.01    Authority. The Corporation may merge or consolidate or otherwise combine with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts, unincorporated businesses or other Person permitted by the DGCL, including a partnership (whether general or limited (including a limited liability partnership or a limited liability limited partnership)), pursuant to a written agreement of merger, consolidation or other business combination (the “Merger Agreement”) in accordance with this Article VIII and the DGCL.
Section 8.02    Stockholder Approval.
(a)    Subject to Article XX and any certificate of designation relating to any series of Preferred Stock, the Merger Agreement and the merger, consolidation or other business combination contemplated thereby shall be adopted and approved upon receiving the affirmative vote or consent of the holders of a majority of the voting power of the Outstanding Common Stock.
(b)    After such approval by vote or consent of the holders of Common Stock, and at any time prior to the filing of the certificate of merger or consolidation or similar certificate with the Secretary of State of the State of Delaware in conformity with the requirements of the DGCL, the merger, consolidation or other business combination may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

Section 8.03    Amendment of Certificate of Incorporation. Pursuant to the DGCL, an agreement of merger, consolidation or other business combination approved in accordance with this Article VIII may effect any amendment to this Certificate of Incorporation. Any such amendment made pursuant to this Section 8.03 shall be effective at the effective time or date of the merger, consolidation or other business combination.
Section 8.04    Mergers of Subsidiaries. This Article VIII does not apply to mergers of Subsidiaries of the Corporation.
Section 8.05    Preferred Stock. Notwithstanding anything to the contrary, the provisions of Section 8.02 are not applicable to Preferred Stock or the holders of Preferred Stock. Holders of Preferred Stock shall have no voting, approval or consent rights under this Article VIII. Voting, approval and consent rights of holders of Preferred Stock shall be solely as provided for and set forth in Article XX and any certificate of designation relating to any series of Preferred Stock.
ARTICLE IX
SEPARATENESS OF THE CORPORATION
Section 9.01    Separateness Generally. The Corporation shall conduct its business and operations separate and apart from those of any other Person in accordance with this Article IX.
Section 9.02    Separate Records. The Corporation shall maintain (i) its books and records, (ii) its accounts, and (iii) its financial statements separate from those of any other Person except for a Person whose financial results are required to be consolidated with the financial results of the Corporation.
Section 9.03    No Effect. Failure by the Board of Directors or the Corporation to comply with any of the obligations set forth above shall not affect the status of the Corporation as a separate legal entity, with its separate assets and separate liabilities.
ARTICLE X

BOARD OF DIRECTORS
Section 10.01    Election of Board of Directors.
(a)    Subject to Section 20.07 and any certificate of designation with respect to any series of Preferred Stock relating to the rights of the holders of Preferred Stock to elect additional directors (such directors, including, for the avoidance of doubt, the Preferred Directors, the “Preferred Stock Directors”), beginning in 2021, an annual meeting of the stockholders of the Corporation for the election of Directors and such other matters that may be properly submitted to a vote of the stockholders of the Corporation shall be held in June of each year or at such other date and time as may be fixed by the Board of Directors at such place within or without the State of Delaware as may be fixed by the Board of Directors and all as stated in the notice of the meeting. Except as otherwise required by applicable law, notice of the annual meeting shall be given in accordance with Section 18.01 not less than 10 days nor more than 60 days prior to the date of such meeting.
(b)    Subject to Section 20.07 and any certificate of designation with respect to any series of Preferred Stock relating to any Preferred Stock Directors, the holders of Outstanding stock entitled to vote on the election of Directors to the Board of Directors generally shall vote together as a single class. The stockholders described in the immediately preceding sentence shall elect by a plurality of the votes cast at such meeting persons to serve as Directors who are nominated in accordance with the provisions of this Section 10.01.
(c)    If the Corporation has provided at least thirty days advance notice of any meeting at which Directors (other than any Preferred Stock Directors) are to be elected, then the stockholders holding Outstanding stock entitled to vote on the election of Directors generally that attend such meeting, provided that such stockholders represent at least one-third of the Outstanding stock entitled to vote on the election of Directors generally at such meeting, represented either in person or by proxy, shall constitute a quorum. If the Corporation has provided less than thirty days advance notice of any such meeting, then stockholders holding a majority of the voting power of the Outstanding stock entitled to vote on the election of Directors generally at such meeting, represented either in person or by proxy, shall constitute a quorum.
(d)    The Board of Directors shall initially consist of each of the directors named in the Plan of Conversion providing for the Conversion, each to serve in the class of directors set forth therein, and subject to Section 20.07 and any certificate of designation with respect to any series of Preferred Stock relating to any Preferred Stock Directors, each director so elected shall hold office for the applicable term provided by Section 10.01(e), or until such director's earlier death, resignation or removal. Subject to Section 20.07 and any certificate of designation with respect to any series of Preferred Stock relating to any Preferred Stock Directors, the Board of Directors shall have the exclusive authority to determine from time to time the number of directors to constitute the Board of Directors. Subject to the first sentence of this Section 10.01(d), directors shall be elected and removed in the manner provided in Section 10.01(b) and Section 10.01(f). Any vacancies and newly created directorships on the Board of Directors (other than any Preferred Stock Directors) shall be filled in the manner provided in Section 10.01(f).
(e)    The Directors (other than any Preferred Stock Directors) shall be divided into three classes, Class I, Class II, and Class III. The Board of Directors may assign members of the Board of Directors already in office (other than any Preferred Stock Directors) to such classes at the time the classification becomes effective. The number of Directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of Directors (other than any Preferred Stock Directors) by three, and if a fraction is also contained in such quotient, then if such fraction is one-third, the extra director shall be a member of Class I and if the fraction is two-thirds, one of the extra directors shall be a member of Class I and the other shall be a member of Class II. Each Director (other than any Preferred Stock Directors) shall serve for a term ending as provided herein; provided, however, that the Directors designated to Class I by the Board of Directors shall serve for an initial term that expires at the Initial Annual Meeting, the Directors designated to Class II by the Board of Directors shall serve for an initial term that expires at the first annual meeting of stockholders following the Initial Annual Meeting, and the Directors designated to Class III by the Board of Directors shall serve for an initial term that expires at the second annual meeting of stockholders following the Initial Annual Meeting. At each succeeding annual meeting of stockholders for the election of Directors following the Initial Annual Meeting, successors to the Directors whose term expires at that annual meeting shall be elected for a three-year term.
(f)    Each Director (other than any Preferred Stock Director) shall hold office for the term for which such Director is elected and thereafter until such Director’s successor shall have been duly elected and qualified, or until such Director’s earlier death, resignation or removal. Subject to Section 20.07 and any certificate of designation with respect to any series of Preferred Stock relating to any Preferred Stock Directors, if the number of Directors is changed, any increase or decrease shall be apportioned among the classes of Directors so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. Except as provided in this Section 10.01, Section 20.07 or any certificate of designation with respect to any series of Preferred Stock relating to any Preferred Stock Directors, any vacancy and any newly created directorship on the Board of Directors may only be filled by the vote of a majority of the remaining Directors, although less than a quorum, or by the sole remaining Director. Subject to Section 20.07 and any certificate of designation with respect to any series of Preferred Stock relating to any Preferred Stock Directors, any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his or her predecessor. Subject to Section 20.07 and any certificate of designation with respect to any series of Preferred Stock relating to any Preferred Stock Directors, a Director may be removed only at a meeting of the stockholders upon the affirmative vote of stockholders holding a majority in voting power of the Outstanding stock entitled to vote thereon; provided, a Director may only be removed for cause. If, at the same meeting at which a Director is so removed, the stockholders holding a majority in voting power of the Outstanding stock entitled to vote on the election of such Director nominate a replacement Director, such nomination shall not be subject to the nomination procedures otherwise set forth in this Section 10.01, and stockholders holding a majority in voting power of the Outstanding stock entitled to vote on the election of such Director may vote to elect a replacement Director.
(g)    Subject to Section 20.07 and any certificate of designation with respect to any series of Preferred Stock relating to Preferred Stock Directors, (A) (1) nominations of persons for election of Directors to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of the stockholders only (a) pursuant to the notice of meeting (or any supplement thereto) (b) by or at the direction of a majority of the Directors or (c) by a stockholder who was a Record Holder at the time the notice provided for in this Section 10.01(g) is delivered to the Corporation and who complies with the notice procedures set forth in this Section 10.01(g).

(2) For any nominations or other business to brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 10.01(g), the stockholder must have given timely notice thereof in writing to the Corporation. To be timely, a stockholder’s notice shall be delivered to the Corporation at its principal office not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). For purposes of the Initial Annual Meeting, the first anniversary of the preceding year’s annual meeting shall be deemed to be June 30 of that year. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as Director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and the rules and regulations promulgated thereunder and (ii) such person’s written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a Director if elected; (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as it appears on the Corporation’s books and records, and of such beneficial owners, (ii) the type and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owners, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owners, any of their respective Affiliates or associates, and any others acting in concert with any of the foregoing, including each nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, equity appreciation or similar rights, hedging transactions, and borrowed or loaned shares of stock of the Corporation) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder and such beneficial owner, with respect to stock of the Corporation, (v) a representation that the stockholder is a Record Holder entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether such stockholder or the beneficial owners, if any, intend or are part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s Outstanding stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination, and (vii) any other information relating to such stockholder and beneficial owners, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and (c) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made. A stockholder providing notice of a proposed nomination for election to the Board of Directors or any proposed business to be brought before the meeting shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the Record Date for determining the stockholders entitled to vote at the meeting and as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof; such update and supplement shall be delivered in writing to the Corporation at its principal executive offices not later than five (5) days after such Record Date for the meeting (in the case of any update and supplement required to be made as of such Record Date), and not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of fifteen (15) days prior to the meeting or any adjournment or postponement thereof). The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director.
(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 10.01(g) to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased (except pursuant to Section 20.07 or any certificate of designation with respect to any series of Preferred Stock relating to any Preferred Stock Directors) effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 10.01(g) and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 10.01(g) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Corporation at its principal office not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(B) Subject to Section 20.07 and any certificate of designation with respect to any series of Preferred Stock relating to Preferred Stock Directors, nominations of persons for election as a Director to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the notice of meeting (1) by or at the direction of a majority of the Directors or (2) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any stockholder pursuant to Section 16.01, if such stockholder is a Record Holder at the time the notice provided for in this Section 10.01(g) is delivered to the Corporation and if the stockholder complies with the notice procedures set forth in this Section 10.01(g). In the event a special meeting of stockholders is called for the purpose of electing one or more Directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 10.01(g) shall be delivered to the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(C) (1) Subject to Section 20.07 and any certificate of designation with respect to any series of Preferred Stock relating to any Preferred Stock Directors, only such persons who are nominated in accordance with the procedures set forth in this Section 10.01 shall be eligible to be elected at an annual or special meeting of stockholders to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10.01. Except as otherwise provided by law, the chairman designated by the Board of Directors pursuant to Section 16.04 shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 10.01(g) (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(b)(vi) of this Section 10.01(g)) and (b) if any proposed nomination or business to be brought before the meeting was not made in compliance with this Section 10.01(g), to declare that such nomination or proposal shall be disregarded. Notwithstanding the foregoing provisions of this Section 10.01(g), unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 10.01(g), to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(2) For purposes of this Section 10.01(g), “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(3) Notwithstanding the foregoing provisions of this Section 10.01(g), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 10.01(g); provided however, that any references in this Certificate of Incorporation to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals pursuant to this Section 10.01(g) (including paragraphs A(1) and B hereof), and compliance with paragraphs A(1)(c) and B of this Section 10.01(g) shall be the exclusive means for a stockholder to make nominations or submit business. Nothing in this Section 10.01(g) shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect any Preferred Stock Directors.
ARTICLE XI
AMENDMENT OF CERTIFICATE OF INCORPORATION
Section 11.01    Amendment Requirements.
(a)    Except (x) as provided in Articles IV and XX, and subsections (b) through (e) of this Section 11.01 and (y) for such amendments as may be approved by the Board of Directors without a meeting or vote of stockholders under Section 242 of the DGCL, any proposed amendment to this Certificate of Incorporation pursuant to this Section 11.01(a) shall require the approval of the holders of a majority in voting power of the Outstanding Common Stock, unless a greater or lesser percentage is required under the DGCL or this Certificate of Incorporation. If such an amendment is proposed, the Board of Directors shall seek the approval of the holders of the requisite percentage of the voting power of the Outstanding Common Stock or call a meeting of the holders of Common Stock to consider and vote on such proposed amendment, in each case, in accordance with the provisions of this Certificate of Incorporation and the DGCL. The Corporation shall notify all Record Holders upon final adoption of any such proposed amendments.
(b)    Notwithstanding the provisions of Section 11.01(a) and Article XII, no amendment to this Certificate of Incorporation or the Bylaws may enlarge the obligations of any stockholder without its consent, unless such enlargement may be deemed to have occurred as a result of an amendment approved pursuant to Section 11.01(c).
(c)    Except as provided in Section 8.02 and Article XX, any amendment that would have a material adverse effect on the rights or preferences of any class of stock of the Corporation in relation to other classes of stock of the Corporation must be approved by the holders of not less than a majority in voting power of the Outstanding shares of stock of the class affected.
(d)    Notwithstanding any other provision of this Certificate of Incorporation, except as otherwise provided by Articles VIII and XX, and except for amendments approved pursuant to Section 11.01(a)(y), in addition to any other approval required by this Certificate of Incorporation, no amendment shall become effective without the affirmative vote or consent of stockholders holding at least 90% of the voting power of the Outstanding Common Stock unless the Corporation obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any stockholder under the DGCL.
(e)    Notwithstanding the provisions of Section 11.01(a), no provision of this Certificate of Incorporation that requires the vote or consent of stockholders holding, or holders of, a percentage of the voting power of the Outstanding Common Stock to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of stockholders whose aggregate shares of Outstanding Common Stock constitutes not less than the voting or consent requirement sought to be reduced.
Section 11.02    Preferred Stock. Notwithstanding anything to the contrary, subsections Section 11.01(b) through (e) of Section 11.01 are not applicable to any series of Preferred Stock or the holders of Preferred Stock. Holders of Preferred Stock shall have no voting, approval or consent rights under this Article XI. Voting, approval and consent rights of holders of Preferred Stock shall be solely as provided for and set forth in Article XX and any certificate of designation relating to any series of Preferred Stock.
ARTICLE XII

BYLAWS
In furtherance and not in limitation of the powers conferred by the DGCL, except as expressly provided in this Certificate of Incorporation or the Bylaws, the Board of Directors is expressly authorized to adopt, amend and repeal, in whole or in part, the Bylaws without the assent or vote of the stockholders in any manner not inconsistent with the DGCL or this

Certificate of Incorporation. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, this Certificate of Incorporation or any certificate of designation relating to any series of Preferred Stock, the Bylaws may also be amended, altered or repealed and new Bylaws may be adopted by the stockholders of the Corporation only by the affirmative vote of the holders of at least a majority of the voting power of the Outstanding stock of the Corporation entitled to vote thereon.
ARTICLE XIII

OUTSIDE ACTIVITIES
Section 13.01    Outside Activities.
(a)    Except with respect to any corporate opportunity expressly offered to any Indemnitee solely through their service to the Corporate Group, to the fullest extent permitted by law, each Indemnitee shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a violation of this Certificate of Incorporation or any duty otherwise existing at law, in equity or otherwise to any Group Member or any stockholder of the Corporation or Person who acquires an interest in a share of stock of the Corporation. Subject to the immediately preceding sentence, no Group Member or any stockholder of the Corporation shall have any rights by virtue of this Certificate of Incorporation, the DGCL or otherwise in any business ventures of any Indemnitee, and the Corporation hereby waives and renounces any interest or expectancy therein.
(b)    Any stockholder of the Corporation shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Corporation, including business interests and activities in direct competition with the Corporation or an Affiliate of a Group Member. Neither the Corporation nor any of the other stockholders shall have any rights by virtue of this Certificate of Incorporation in any business ventures of any stockholder of the Corporation.
Section 13.02    Approval and Waiver. Subject to the terms of Section 13.01, but otherwise notwithstanding anything to the contrary in this Certificate of Incorporation, (i) the engagement in competitive activities by any Indemnitee in accordance with the provisions of this Article XIII is hereby deemed approved by the Corporation, all stockholders and all Persons acquiring an interest in a share of stock of the Corporation, (ii) it shall not be a breach of any Indemnitee’s duties or any other obligation of any type whatsoever of any Indemnitee if the Indemnitee engages in any such business interests or activities in preference to or to the exclusion of any Group Member, (iii) the Indemnitees shall have no obligation hereunder or as a result of any duty otherwise existing at law, in equity or otherwise to present business opportunities to any Group

Member, (iv) the Corporation hereby waives and renounces any interest or expectancy in such activities such that the doctrine of “corporate opportunity” or other analogous doctrine shall not apply to any such Indemnitee, and (v) the Indemnitees shall not be liable to the Corporation, any stockholder of the Corporation or any other Person who acquires an interest in a share of stock of the Corporation by reason that such Indemnitee or Indemnitees pursues or acquires a business opportunity for itself, directs such opportunity to another Person, does not communicate such opportunity or information to any Group Member or, to the fullest extent permitted by applicable law, uses information in the possession of a Group Member to acquire or operate a business opportunity.

ARTICLE XIV

FISCAL YEAR
The fiscal year of the Corporation (each, a "Fiscal Year") shall be a year ending December 31. The Board of Directors may change the Fiscal Year of the Corporation at any time and from time to time in each case as may be required or permitted under the Code or applicable United States Treasury Regulations and shall notify the stockholders of such change in the next regular communication to stockholders.

ARTICLE XV
INDEMNIFICATION, LIABILITY OF INDEMNITEES
Section 15.01    Indemnification.
(a)    To the fullest extent permitted by law (including, if and to the extent applicable, Section 145 of the DGCL), but subject to the limitations expressly provided for in this Section 15.01, all Indemnitees shall be indemnified and held harmless by the Corporation on an after tax basis from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee whether arising from acts or omissions to act occurring on, before or after the date of this Certificate of Incorporation; provided that an Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 15.01, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct. Notwithstanding the preceding sentence, except as otherwise provided in Section 15.01(j), the Corporation shall be required to indemnify a Person described in such sentence in connection with any claim, demand, action, suit or proceeding (or part thereof) commenced by such Person only if (x) the commencement of such claim, demand, action, suit or proceeding (or part thereof) by such Person was authorized by the Board of Directors or (y) there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such Person was entitled to indemnification by the Corporation pursuant to Section 15.01(j). The indemnification of an Indemnitee of the type identified in clause (c) of the definition of Indemnitee shall be secondary to any and all indemnification to which such Person is entitled from, firstly, the relevant other Person, and from, secondly, the relevant Fund (if applicable), and will only be paid to the extent the primary indemnification is not paid and the proviso set forth in the first sentence of this Section 15.01(a) does not apply; provided that such other Person and such Fund shall not be entitled to contribution or indemnification from or subrogation against the Corporation, unless otherwise mandated by applicable law. If, notwithstanding the foregoing sentence, the Corporation makes an indemnification payment or advances expenses to such an Indemnitee entitled to primary indemnification, the Corporation shall be subrogated to the rights of such Indemnitee against the Person or Persons responsible for the primary indemnification. “Fund” means any fund, investment vehicle or account whose investments are managed or advised by the Corporation (if any) or an Affiliate thereof.
(b)    To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 15.01(a) in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Corporation prior to a final and non-appealable determination that the Indemnitee is not entitled to be indemnified upon receipt by the Corporation of an undertaking by or on behalf of the Indemnitee to repay such amount if it ultimately shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 15.01. Notwithstanding the preceding sentence, except as otherwise provided in Section 15.01(j), the Corporation shall be required to advance the expenses of a Person described in such sentence in connection with any claim, demand, action, suit or proceeding (or part thereof) commenced by such Person only if (x) the commencement of such claim, demand, action, suit or proceeding (or part thereof) by such Person was authorized by the Board of Directors in its sole discretion or (y) there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such Person was entitled to indemnification by the Corporation pursuant to Section 15.01(j).
(c)    The indemnification provided by this Section 15.01 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, insurance, pursuant to any vote of the holders of Outstanding stock entitled to vote on such matter, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity.
(d)     The Corporation may purchase and maintain insurance on behalf of the Indemnitees and such other Persons as the Board of Directors shall determine in its sole discretion, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Corporate Group’s activities or such Person’s activities on behalf of the Corporate Group, regardless of whether the Corporation would have the power to indemnify such Person against such liability under the provisions of this Certificate of Incorporation.
(e)    For purposes of this Section 15.01, (i) the Corporation shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Corporation also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; (ii) excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 15.01(a); and (iii) any action taken or omitted by an Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Corporation.
(f)    Any indemnification pursuant to this Section 15.01 shall be made only out of the assets of the Corporation. In no event may an Indemnitee subject any other stockholders of the Corporation to personal liability by reason of the indemnification provisions set forth in this Certificate of Incorporation.
(g)    To the fullest extent permitted by law, an Indemnitee shall not be denied indemnification in whole or in part under this Section 15.01 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Certificate of Incorporation.
(h)    The provisions of this Section 15.01 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.
(i)    No amendment, modification or repeal of this Section 15.01 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Corporation, nor the obligations of the Corporation to indemnify any such Indemnitee under and in accordance with the provisions of this Section 15.01 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
(j)    If a claim for indemnification (following the final disposition of the action, suit or proceeding for which indemnification is being sought) or advancement of expenses under this Section 15.01 is not paid in full within 30 days after a written claim therefor by any Indemnitee has been received by the Corporation, such Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim, including reasonable attorneys’ fees. In any such action the Corporation shall have the burden of proving that such Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

(k)    This Section 15.01 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, Persons other than Indemnitees.
Section 15.02    Liability of Indemnitees.
(a)    Notwithstanding anything to the contrary set forth in this Certificate of Incorporation, to the extent and in the manner permitted by law, no Indemnitee shall be liable to the Corporation, the stockholders of the Corporation or any other Persons who have acquired interests in stock of the Corporation, for any losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising as a result of any act or omission of an Indemnitee, or for any breach of contract (including a violation of this Certificate of Incorporation) or any breach of duties (including breach of fiduciary duties) whether arising hereunder, at law, in equity or otherwise, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct. The Corporation, the stockholders of the Corporation and any other Person who acquires an interest in a share of stock of the Corporation, each on their own behalf and on behalf of the Corporation, waives, to the fullest extent permitted by law, any and all rights to seek punitive damages or damages based upon any federal, state or other income (or similar) taxes paid or payable by any such stockholder or other Person.
(b)    To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Corporation, the stockholders of the Corporation, the Record Holders or any Person who acquires an interest in a share of stock of the Corporation, any Indemnitee acting in connection with the Corporation’s business or affairs shall not be liable, to the fullest extent permitted by law, to the Corporation, to any stockholder of the Corporation, to any Record Holder or to any other Person who acquires an interest in a share of stock of the Corporation for such Indemnitee’s reliance on the provisions of this Certificate of Incorporation.
(c)    Any amendment, modification or repeal of this Section 15.02 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 15.02 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, and provided such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.
(d)    A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.  Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

(e)    To the fullest extent permitted by law, (i) any Indemnitee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and (ii) any Indemnitee may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and, to the fullest extent permitted by law, any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that such Indemnitee believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.
ARTICLE XVI
MEETINGS OF STOCKHOLDERS, ACTION WITHOUT A MEETING
Section 16.01    Meetings. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by or at the direction of (i) the Board of Directors or (ii) stockholders of the Corporation representing 50% or more of the voting power of the Outstanding stock of the Corporation of the class or classes for which a meeting is proposed. Such stockholders of the Corporation shall call a special meeting by delivering to the Board of Directors one or more requests in writing stating that the signing stockholders wish to call a special meeting and indicating the purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from stockholders or within such greater time as may be reasonably necessary for the Corporation to comply with any statutes, rules, regulations, listing, agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, notice of such meeting shall be given in accordance with the DGCL. Except as otherwise required by applicable law, a special meeting shall be held at a time and place determined by the Board of Directors in its sole discretion on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting.
Section 16.02    Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 30 days. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new Record Date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the Record Date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the Record Date so fixed for notice of such adjourned meeting.

Section 16.03    Quorum. Except as otherwise expressly provided in this Certificate of Incorporation, the stockholders of the Corporation holding a majority of the voting power of the Outstanding stock of the class, classes or series entitled to vote at a meeting represented in person or by proxy shall constitute a quorum at a meeting of stockholders of such class, classes or series unless any such action by the stockholders of the Corporation requires approval by stockholders holding a greater percentage of the voting power of such stock, in which case the quorum shall be such greater percentage. At any meeting of the stockholders of the Corporation duly called and held in accordance with this Certificate of Incorporation at which a quorum is present, the act of stockholders of the class, classes or series for which a meeting has been called holding a majority of the votes cast of such class, classes or series shall be deemed to constitute the act of all stockholders, unless a greater or different percentage is required with respect to such action under this Certificate of Incorporation or applicable law, in which case the act of the stockholders holding Outstanding stock of such class, classes or series that in the aggregate represents at least such greater or lesser percentage of the voting power shall be required. The stockholders of the class, classes or series for which a meeting has been called present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of the voting power of Outstanding stock of such class, classes or series of the Corporation specified in this Certificate of Incorporation or the DGCL. In the absence of a quorum any meeting of stockholders may be adjourned from time to time by the affirmative vote of stockholders of the class, classes or series for which a meeting has been called holding at least a majority of the voting power of the Outstanding stock of such class, classes or series of the Corporation present and entitled to vote at such meeting represented either in person or by proxy, but no other business may be transacted, except as provided in Section 16.02.
Section 16.04    Conduct of a Meeting. To the fullest extent permitted by law, the Board of Directors shall have full power and authority concerning the manner of conducting any meeting of the stockholders of the Corporation or solicitation of stockholder action by written consent in lieu of a meeting, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 16.01, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Board of Directors shall designate a Person to serve as chairman of any meeting, who, to the fullest extent permitted by law, shall, among other things, be entitled to exercise the powers of the Board of Directors set forth in this Section 16.04, and the Board of Directors shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Corporation. The Board of Directors may make such other regulations consistent with applicable law and this Certificate of Incorporation as it may deem necessary or advisable concerning the conduct of any meeting of the stockholders or solicitation of stockholder action by written consent in lieu of a meeting, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of ballots, proxies and written consents. Unless the Bylaws provide otherwise, elections of directors need not be by written ballot.
Section 16.05    Action Without a Meeting. Except as otherwise provided in this Certificate of Incorporation, including any certificate of designation relating to any series of Preferred Stock, any action required or permitted to be taken by the stockholders may only be taken at a meeting of stockholders and may not be taken by written consent. Notwithstanding the foregoing, if consented to by the Board of Directors in writing or by electronic transmission, any action that may be taken at a meeting of the stockholders may be taken without a meeting, without a vote and without prior notice, if a consent or consents in writing or by electronic transmission by stockholders owning not less than the minimum percentage of the voting power of the Outstanding stock of the Corporation that would be necessary to authorize or take such action at a meeting at which all the stockholders entitled to vote were present and voted and such consent or consents are delivered in the manner contemplated by Section 228 of the DGCL (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the stock of the Corporation or a class thereof are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the stockholders of the Corporation entitled thereto pursuant to the DGCL.
Section 16.06    Record Date. For purposes of determining the stockholders of the Corporation entitled to notice of or to vote at a meeting of the stockholders of the Corporation, the Board of Directors may set a Record Date, which shall not be less than 10 nor more than 60 days before the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the shares of stock of the Corporation are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern, subject to the requirements of the DGCL). For purposes of determining the stockholders of the Corporation entitled to consent to corporate action in writing without a meeting, the Board of Directors may set a Record Date, which date shall not be more than 10 days after the date upon which the resolutions of the Board of Directors fixing the Record Date is adopted. If no Record Date is fixed by the Board of Directors, then (i) the Record Date for determining stockholders of the Corporation entitled to notice of or to vote at a meeting of stockholders of the Corporation shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (ii) the Record Date for determining the stockholders of the Corporation entitled to consent to corporate action in writing without a meeting shall be (x) when no prior action by the Board of Directors is required by the DGCL, the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with the DGCL, or (y) when prior action by the Board of Directors is required by the DGCL, the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. A determination of stockholders of the Corporation of record entitled to notice of or to vote at a meeting of stockholders of the Corporation shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new Record Date for the adjourned meeting.

Section 16.07    Voting and Other Rights. Subject to Section 20.07 and any certificate of designation with respect to any series of Preferred Stock relating to Preferred Stock Directors, only those Record Holders of Outstanding stock entitled to vote at any meeting of stockholders on the Record Date set pursuant to Section 16.06 (and also subject to the limitations contained in the definition of “Outstanding” and the limitations set forth in Section 10.01(g)) shall be entitled to notice of, and to vote at, a meeting of stockholders or to act with respect to matters as to which the holders of the applicable class, classes or series of Outstanding stock have the right to vote or to act. All references in this Certificate of Incorporation to votes of, or other acts that may be taken by, the holders of Outstanding stock shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding stock.
ARTICLE XVII

BOOKS, RECORDS, ACCOUNTING
Section 17.01    Records and Accounting. The Corporation shall keep or cause to be kept at the principal office of the Corporation or any other place designated by the Board of Directors appropriate books and records with respect to the Corporation’s business. Any books and records maintained by or on behalf of the Corporation in the regular course of its business, including the record of the Record Holders of stock of the Corporation and holders of options, rights, warrants or appreciation rights relating to stock of the Corporation, books of account and records of Corporation proceedings, may be kept on, or by means of, or be in the form of, any information storage device, method, or 1 or more electronic networks or databases (including 1 or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The books of the Corporation shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.
ARTICLE XVIII

NOTICE AND WAIVER OF NOTICE
Section 18.01    Notice.
(a)    Any notice, demand, request, report, document or proxy materials required or permitted to be given or made to a stockholder pursuant to this Certificate of Incorporation shall be in writing and shall be deemed given or made when delivered in person, when sent by first class United States mail or by other means of written communication to the stockholder at the address in Section 18.01(b), or when made in any other manner, including by press release, if permitted by applicable law.
(b)    Except as otherwise provided by law, any payment, distribution or other matter to be given or made to a stockholder hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, when delivered in person or upon sending of such payment, distribution or other matter to the Record Holder of such shares of stock of the Corporation at his or her address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Corporation, regardless of any claim of any Person who may have an interest in such shares by reason of any assignment or otherwise.
(c)     Notwithstanding the foregoing, if (i) applicable law shall permit the Corporation to give notices, demands, requests, reports, documents or proxy materials via electronic mail or by the Internet or (ii) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report or proxy materials shall be deemed given or made in accordance with Section 232 of the DGCL, as applicable, or otherwise when delivered or made available via such mode of delivery.
(d)    An affidavit or certificate of making of any notice, demand, request, report, document, proxy material, payment, distribution or other matter in accordance with the provisions of this Section 18.01 executed by the Corporation, the Transfer Agent, their agents or the mailing organization shall be prima facie evidence of the giving or making of such notice, demand, request, report, document, proxy material, payment, distribution or other matter. Any notice to the Corporation shall be deemed given if received in writing by the Corporation at its principal office. To the fullest extent permitted by law, the Corporation may rely and shall be protected in relying on any notice or other document from a stockholder if believed by it to be genuine.
Section 18.02    Waiver of Notice. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such Person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such Person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
ARTICLE XIX
FORUM SELECTION
The Corporation, each stockholder of the Corporation, each other Person who acquires an interest in any stock of the Corporation and each other Person who is bound by this Certificate of Incorporation (collectively, the “Consenting Parties” and each a “Consenting Party”), to the fullest extent permitted by applicable law (i) irrevocably agrees that, unless the Corporation shall otherwise agree in writing, (A) any derivative action or proceeding brought on behalf of the Corporation, (B) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder or employee of the Corporation to the Corporation or the Corporation’s stockholders, (C) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws (as either may be amended or restated) or (D) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware (a “Dispute”), to the fullest extent permitted by law, shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction; (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding; (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper; (iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided that nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law; (vi) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding; (vii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Certificate of Incorporation would be difficult to calculate and that remedies at law would be inadequate and (viii) agrees that if a Dispute that would be subject to this Article XIX if brought against a Consenting Party is brought against an employee, officer, director, agent or indemnitee of such Consenting Party or its affiliates (other than Disputes brought by the employer or principal of any such employee, officer, director, agent or indemnitee) for alleged actions or omissions of such employee, officer, director, agent or indemnitee undertaken as an employee, officer, director, agent or indemnitee of such Consenting Party or its affiliates, such employee, officer, director, agent or indemnitee shall be entitled to invoke this Article XIX.
ARTICLE XX

TERMS OF PREFERRED STOCK
Section 20.01    Designation. The Series A Preferred Stock is hereby designated and created as a series of Preferred Stock. Each share of Series A Preferred Stock shall be identical in all respects to every other share of Series A Preferred Stock.
Section 20.02    Definitions. The following terms apply only to this Article XX of this Certificate of Incorporation.
“Below Investment Grade Rating Event” means (x) the rating on any series of the Carlyle Senior Notes (or, if no Carlyle Senior Notes are outstanding or no Carlyle Senior Notes are then rated by the applicable Rating Agency, the Corporation’s long-term issuer rating by such Rating Agency) is lowered in respect of a Change of Control and (y) any series of the Carlyle Senior Notes (or, if no Carlyle Senior Notes are outstanding or no Carlyle Senior Notes are then rated by the applicable Rating Agency, the Corporation’s long-term issuer rating by such Rating Agency) is rated below Investment Grade by both Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if during such 60-day period the rating of any series of the Carlyle Senior Notes (or, if no Carlyle Senior Notes are outstanding or no Carlyle Senior Notes are then rated by the applicable Rating Agency, the Corporation’s long-term issuer rating by such Rating Agency) is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Event hereunder) if a Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Corporation in writing at the Corporation’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).
“Carlyle Holdings” means collectively Carlyle Holdings I L.P., Carlyle Holdings II L.P. and Carlyle Holdings III L.P.
“Carlyle Senior Notes” means (i) 3.875% senior notes due 2023 issued by Carlyle Holdings Finance L.L.C., (ii) 5.625% senior notes due 2043 issued by Carlyle Holdings II Finance L.L.C., or (iii) any similar series of senior unsecured debt securities, in each case, guaranteed by the Carlyle Holdings partnerships.
“Change of Control” means the occurrence of the following:

(i)
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of the Credit Group to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision), other than to a Continuing Carlyle Entity; or

(ii)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision), other than a Continuing Carlyle Entity, becomes (A) the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act or any successor provision) of a controlling interest in (i) the Corporation or (ii) one or more entities that, as of the relevant time, are guarantors of any series of Carlyle Senior Notes and comprise all or substantially all of the assets of the Credit Group and (B) entitled to receive a Majority Economic Interest in connection with such transaction.

“Change of Control Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.
“Continuing Carlyle Entity” means any entity that, immediately prior to and immediately following any relevant date of determination, is directly or indirectly controlled by one or more Managing Directors or other personnel of the Corporation and/or its subsidiaries who, as of any date of determination (i) each have devoted substantially all of his or her business and professional time to the activities of the Credit Parties and/or their subsidiaries during the 12-

month period immediately preceding such date and (ii) directly or indirectly control the Former General Partner or any successor entity.
“Credit Group” means the Corporation, each of the Carlyle Holdings partnerships and any other entity that, as of the relevant time, is a guarantor to any series of the Carlyle Senior Notes, and their direct and indirect subsidiaries (to the extent of their economic ownership interest in such subsidiaries) taken as a whole.
“Credit Parties” means Carlyle Holdings Finance L.L.C., Carlyle Holdings II Finance L.L.C., the Corporation and each of the Carlyle Holdings partnerships and any other entity that, as of the relevant time, is a guarantor to any series of the Carlyle Senior Notes.
“Dividend Payment Date” means March 15, June 15, September 15 and December 15 of each year, commencing December 15, 2017.
“Dividend Period” means the period from and including a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial Dividend Period commenced on and included September 13, 2017.
“Equity Incentive Plan” means the Corporation’s 2012 Equity Incentive Plan (or any successor or similar plan).
“Fitch” means Fitch Ratings Inc. or any successor thereto.
“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate a series of the Carlyle Senior Notes (or, if no Carlyle Senior Notes are outstanding, ceases to assign a long-term issuer rating to the Corporation) for reasons outside of the Corporation’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Board of Directors as a replacement Rating Agency).
“Junior Stock” means Common Stock and any other equity securities that the Corporation may issue in the future ranking, as to the payment of dividends and distributions of assets upon a Dissolution Event, junior to the Series A Preferred Stock.
“Majority Economic Interest” means any right or entitlement to receive more than 50% of the equity distributions or partner allocations (whether such right or entitlement results from the ownership of partnership or other equity interests, securities, instruments or agreements of any kind) made to all holders of partnership or other equity interests in the Credit Group (other than entities within the Credit Group).
“Nonpayment Event” has the meaning set forth in Section 20.07(a).
“Parity Stock” means any stock of the Corporation, including Preferred Stock, that the Corporation may authorize or issue, the terms of which provide that such securities shall rank equally with the Series A Preferred Stock with respect to payment of dividends and distribution of assets upon a Dissolution Event.
“Rating Agency” means:

(i)	each of Fitch and S&P; and

(ii)
if either of Fitch or S&P ceases to rate any series of Carlyle Senior Notes (or, if no Carlyle Senior Notes are outstanding, ceases to assign a long-term issuer rating to the Corporation) or fails to make a rating of any series of Carlyle Senior Notes (or, if no Carlyle Senior Notes are outstanding, the long-term issuer rating of the Corporation) publicly available for reasons outside of the Corporation’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Board of Directors as a replacement agency for Fitch or S&P, or both, as the case may be.

“Rating Agency Event” means a change to the methodology or criteria that were employed by an applicable nationally recognized statistical rating organization for purposes of assigning equity credit to securities with features similar to the Series A Preferred Stock on the date of original issuance (the “current methodology”), which change either (x) shortens the period of time during which equity credit pertaining to Series A Preferred Stock would have been in effect had the current methodology not been changed or (y) reduces the amount of equity credit assigned to the Series A Preferred Stock as compared with the amount of equity credit that such rating agency had assigned to the Series A Preferred Stock as of the date of original issuance.
“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Financial, Inc., or any successor thereto.
“Series A Dividend Rate” means 5.875%.
“Series A Holder” means a holder of Series A Preferred Stock.
“Series A Liquidation Preference” means $25.00 per share of Series A Preferred Stock.
“Series A Liquidation Value” means the sum of the Series A Liquidation Preference and declared and unpaid dividends, if any, to, but excluding, the date of the Dissolution Event on the Series A Preferred Stock.
“Series A Preferred Stock” means the 5.875% Series A Preferred Stock having the designations, voting powers, rights and preferences set forth in this Article XX.
“Series A Record Date” means, with respect to any Dividend Payment Date, the March 1, June 1, September 1 or December 1, as the case may be, immediately preceding the relevant March 15, June 15, September 15 or December 15 Dividend Payment Date, respectively. These Series A Record Dates shall apply regardless of whether a particular Series A Record Date is a

Business Day. The Series A Record Dates shall constitute Record Dates with respect to the Series A Preferred Stock for the purpose of dividends on the Series A Preferred Stock.
“Tax Redemption Event” means, after the date the Series A Preferred Stock are first issued, due to (a) an amendment to, or a change in official interpretation of, the Code, Treasury Regulations promulgated thereunder, or administrative guidance or (b) an administrative or judicial determination, (i) the Corporation is advised by nationally recognized counsel or a “Big Four” accounting firm that the Corporation will be treated as an association taxable as a corporation for U.S. Federal income tax purposes or otherwise subject to U.S. Federal income tax (other than any tax imposed pursuant to Section 6225 of the Code, as amended by the Bipartisan Budget Act of 2015), or (ii) the Corporation, in the sole discretion of the Board of Directors, files an IRS Form 8832 (or successor form) electing that the Corporation be treated as an association taxable as a corporation for U.S. Federal income tax purposes or the Corporation otherwise effects a transaction or series of related transactions as a result of which the issuer of publicly traded common equity representing a direct or indirect interest in Carlyle Holdings is or becomes taxable as a corporation for U.S. Federal income tax purposes.
“Voting Preferred Stock” has the meaning set forth in Section 20.07(a).
Section 20.03    Dividends.
(a)    Each Series A Holder shall be entitled to receive with respect to each share of Series A Preferred Stock owned by such holder, when, as and if declared by the Board of Directors, or a duly authorized committee thereof, in its sole discretion out of funds legally available therefor, non-cumulative quarterly cash dividends, on the applicable Dividend Payment Date that corresponds to the Record Date for which the Board of Directors has declared a dividend, if any, at a rate per annum equal to the Series A Dividend Rate (subject to Section 20.06(c)) of the Series A Liquidation Preference. Such dividends shall be non-cumulative. If a Dividend Payment Date is not a Business Day, the related dividend (if declared) shall be paid on the next succeeding Business Day with the same force and effect as though paid on such Dividend Payment Date, without any increase to account for the period from such Dividend Payment Date through the date of actual payment. Dividends payable on the Series A Preferred Stock for any period less than a full Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Declared dividends will be payable on the relevant Dividend Payment Date to Series A Holders as they appear on the Corporation’s register at the close of business, New York City time, on a Series A Record Date, provided that if the Series A Record Date is not a Business Day, the declared dividends will be payable on the relevant Dividend Payment Date to Series A Holders as they appear on the Corporation’s register at the close of business, New York City time on the Business Day immediately preceding such Series A Record Date.
(b)    So long as any shares of Series A Preferred Stock are Outstanding, unless, in each case, dividends have been declared and paid or declared and set apart for payment on the Series A Preferred Stock for a quarterly Dividend Period, (i) no dividend may be declared or paid or set apart for payment on the Junior Stock for the remainder of that quarterly dividend period and (ii) the Corporation and its Subsidiaries shall not directly or indirectly repurchase, redeem or otherwise acquire for consideration Junior Stock (other than in the case of clause (i) or (ii), (A) dividends of tax distribution amounts (determined in accordance with the terms of the organizational documents of the applicable Carlyle Holdings Partnership as in effect on the date shares of Series A Preferred Stock are first issued) received directly or indirectly from the Carlyle Holdings Partnership, (B) the net unit settlement of equity-based awards granted under the Equity Incentive Plan (or any successor or similar plan) in order to satisfy associated tax obligations and (C) dividends paid in Junior Stock or options, warrants or rights to subscribe for or purchase Junior Stock or with proceeds from the substantially concurrent sale of Junior Stock).
(c)    The Board of Directors, or a duly authorized committee thereof, may, in its sole discretion, choose to pay dividends on the Series A Preferred Stock without the payment of any dividends on any Junior Stock.
(d)    When dividends are not declared and paid (or duly provided for) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related Dividend Period) in full upon the Series A Preferred Stock or any Parity Stock, all dividends declared upon the Series A Preferred Stock and all such Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all declared and unpaid dividends per share on the Series A Preferred Stock and all unpaid dividends, including any accumulated, on all Parity Stock payable on such Dividend Payment Date (or in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related Dividend Period) bear to each other.
(e)    No dividends may be declared or paid or set apart for payment on any Series A Preferred Stock if at the same time any arrears exist or default exists in the payment of dividends on any Outstanding stock of the Corporation ranking, as to the payment of dividends and distribution of assets upon a Dissolution Event, senior to the Series A Preferred Stock, subject to any applicable terms of such Outstanding stock of the Corporation.
(f)    Series A Holders shall not be entitled to any dividends or distributions of assets upon a Dissolution Event, whether payable in cash or property, other than as provided in this Article XX and shall not be entitled to interest, or any sum in lieu of interest, in respect of any dividend payment or distribution payment of assets upon a Dissolution Event, including any such payment which is delayed or foregone.
Section 20.04    Rank. The Series A Preferred Stock shall rank, with respect to payment of dividends and distribution of assets upon a Dissolution Event:
(a)    junior to all of the Corporation’s existing and future indebtedness and other liabilities and any equity securities, including Preferred Stock, that the Corporation may authorize or issue, the terms of which provide that such securities shall rank senior to the Series

A Preferred Stock with respect to payment of dividends and distribution of assets upon a Dissolution Event;
(b)    equally to any Parity Stock; and
(c)    senior to any Junior Stock.
Section 20.05    Optional Redemption.
(a)    Except as set forth in Section 20.06, the Series A Preferred Stock shall not be redeemable prior to September 15, 2022. At any time or from time to time on or after September 15, 2022, subject to any limitations that may be imposed by law, the Corporation may, in the sole discretion of the Board of Directors, redeem the Series A Preferred Stock, out of funds legally available therefor, in whole or in part, at a redemption price equal to the Series A Liquidation Preference per share of Series A Preferred Stock plus an amount equal to declared and unpaid dividends, if any, from the Dividend Payment Date immediately preceding the redemption date to, but excluding, the redemption date. If less than all of the Outstanding Series A Preferred Stock are to be redeemed, the Board of Directors shall select the Series A Preferred Stock to be redeemed from the Outstanding Series A Preferred Stock not previously called for redemption by lot or pro rata (as nearly as possible) or otherwise in accordance with applicable procedures of the Depositary and in compliance with the requirements of the National Securities Exchange on which shares of Series A Preferred Stock are listed for trading.
(b)    In the event the Corporation shall redeem any or all of the Series A Preferred Stock as aforesaid in Section 20.05(a), the Corporation shall give notice of any such redemption to the Series A Holders (which such notice may be delivered prior to September 15, 2022) not more than 60 nor less than 30 days prior to the date fixed for such redemption. Failure to give notice to any Series A Holder shall not affect the validity of the proceedings for the redemption of any Series A Preferred Stock being redeemed.
(c)    Notice having been given as herein provided and so long as funds legally available and sufficient to pay the redemption price for all of the Series A Preferred Stock called for redemption have been set aside for payment, from and after the redemption date, such Series A Preferred Stock called for redemption shall no longer be deemed Outstanding, and all rights of the Series A Holders thereof shall cease other than the right to receive the redemption price, without interest.
(d)    The Series A Holders shall have no right to require redemption of any Series A Preferred Stock.
(e)    Without limiting Section 20.05(c), if the Corporation shall deposit, on or prior to any date fixed for redemption of Series A Preferred Stock (pursuant to notice delivered in accordance with Section 20.05(b)), with any bank or trust company as a trust fund, funds sufficient to redeem the Series A Preferred Stock called for redemption, with irrevocable instructions and authority to such bank or trust company to pay on and after the date fixed for redemption or such earlier date as the Board of Directors may determine, to the respective Series

A Holders, the redemption price thereof, then from and after the date of such deposit (although prior to the date fixed for redemption) such Series A Preferred Stock so called shall be deemed to be redeemed and such deposit shall be deemed to constitute full payment of said Series A Preferred Stock to the holders thereof and from and after the date of such deposit said Series A Preferred Stock shall no longer be deemed to be Outstanding, and the holders thereof shall cease to be holders with respect to such Series A Preferred Stock, and shall have no rights with respect thereto except only the right to receive from said bank or trust company, on the redemption date or such earlier date as the Board of Directors may determine, payment of the redemption price of such Series A Preferred Stock without interest.
(f)    Notwithstanding anything otherwise to the contrary, notice of any redemption, whether in connection with an optional redemption pursuant to this Section 20.05 or a Change of Control Event, Tax Redemption Event or Rating Agency Event, other transaction or otherwise, may be given prior to the completion thereof, and any such redemption or notice may, in the sole discretion of the Board of Directors, be subject to one or more conditions precedent, including, but not limited to, completion of the related Change of Control Event, Tax Redemption Event, Rating Agency Event or other transaction. If such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the discretion of the Board of Directors, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed. In addition, the Corporation may provide in such notice that payment of the redemption price and performance of the Corporation’s obligations with respect to such redemption may be performed by another Person.
(g)    The Corporation and its affiliates may, in accordance with applicable law, acquire the Series A Preferred Stock by means other than a redemption pursuant to this Section 20.05, whether by tender offer, open market purchases, negotiated transactions or otherwise.
Section 20.06    Change of Control Redemption; Tax Redemption; Rating Agency Redemption.
(a)    If a Change of Control Event occurs prior to September 15, 2022, within 60 days of the occurrence of such Change of Control Event, the Corporation may, in the sole discretion of the Board of Directors, redeem the Series A Preferred Stock, in whole but not in part, out of funds legally available therefor, at a redemption price equal to $25.25 per share of Series A Preferred Stock plus an amount equal to any declared and unpaid dividends to, but excluding, the redemption date.
(b)    In the event the Corporation elects to redeem all of the Series A Preferred Stock as aforesaid in Section 20.06(a), Section 20.06(e) or Section 20.06(f), the Corporation shall give notice of any such redemption to the Series A Holders at least 30 (and no more than 60) days prior to the date fixed for such redemption.
(c)    If (i) a Change of Control Event occurs (whether before, on or after September 15, 2022) and (ii) the Corporation does not give notice to the Series A Holders prior to the 31st day following the Change of Control Event to redeem all the Outstanding Series A Preferred Stock, the Series A Dividend Rate shall increase by 5.00%, beginning on the 31st day following the consummation of such Change of Control Event.
(d)    In connection with any Change of Control and any particular reduction in the rating on a series of the Carlyle Senior Notes (or, if no Carlyle Senior Notes are outstanding, a reduction in the Corporation’s long-term issuer rating), the Board of Directors shall request from the Rating Agencies each such Rating Agency’s written confirmation whether such reduction in the rating on each such series of Carlyle Senior Notes (or, if no Carlyle Senior Notes are outstanding, the Corporation’s long-term issuer rating) was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of any Below Investment Grade Rating Event).
(e)    If a Tax Redemption Event occurs prior to September 15, 2022, within 60 days of the occurrence of such Tax Redemption Event, the Corporation may, in the sole discretion of the Board of Directors, redeem the Series A Preferred Stock, in whole but not in part, out of funds legally available therefor, at a redemption price equal to $25.25 per Series A Preferred Stock, plus an amount equal to any declared and unpaid dividends to, but excluding, the redemption date.
(f)    If a Rating Agency Event occurs prior to September 15, 2022, within 60 days of the occurrence of such Rating Agency Event, the Corporation may, in the sole discretion of the Board of Directors, redeem the Series A Preferred Stock, in whole but not in part, out of funds legally available therefor, at a redemption price equal to $25.50 per Series A Preferred Stock, plus an amount equal to any declared and unpaid dividends to, but excluding, the redemption date.
(g)    The Series A Holders shall have no right to require redemption of any Series A Preferred Stock pursuant to this Section 20.06.
Section 20.07    Voting.
(a)    Notwithstanding any provision in this Certificate of Incorporation or the DGCL to the contrary, and except as set forth in this Section 20.07, the Series A Preferred Stock shall not have any relative, participating, optional or other voting, consent or approval rights or powers whatsoever, and the vote, consent or approval of the Series A Holders, in their capacity as such, shall not be required for the taking of any action or inaction by the Corporation. If and whenever six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock or six quarterly dividends (whether or not consecutive) payable on any series or class of Parity Stock have not been declared and paid (a “Nonpayment Event”), the number of Directors then constituting the Board of Directors shall automatically be increased by two and the Series A Holders, voting together as a single class with the holders of any other class or series of Parity Stock then Outstanding upon which like voting rights have been conferred and are exercisable (any such other class or series, “Voting Preferred Stock”), shall have the right to elect these two additional Directors at a meeting of the Series A Holders and the holders of such Voting

Preferred Stock called as hereafter provided. When quarterly dividends have been declared and paid on the Series A Preferred Stock for four consecutive Dividend Periods following a Nonpayment Event, then the right of the Series A Holders and the holders of such Voting Preferred Stock to elect these two additional Directors shall cease, all directors elected by the Series A Holders and holders of the Voting Preferred Stock shall forthwith cease to be qualified, the terms of office of these two additional Directors shall forthwith terminate immediately, the number of Directors constituting the whole Board of Directors shall automatically be reduced by two and, for purposes of determining whether a subsequent Nonpayment Event has occurred, the number of quarterly dividends payable on the Series A Preferred Stock that have not been declared and paid shall reset to zero. However, the right of the Series A Holders and the holders of the Voting Preferred Stock to elect two additional Directors on the Board of Directors shall again vest if and whenever a Nonpayment Event has occurred, as described above.
(b)    If a Nonpayment Event or a subsequent Nonpayment Event shall have occurred, the Secretary of the Corporation may, and upon the written request of any holder of Series A Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the Series A Holders and holders of the Voting Preferred Stock for the election of the Directors to be elected by them (the “Preferred Directors”). The Preferred Directors elected at any such special meeting shall hold office until the next meeting of stockholders held for the election of the Preferred Directors if such office shall not have previously terminated as above provided. The Board of Directors shall, in its sole discretion, determine a date for a special meeting applying procedures consistent with Article XVI in connection with the expiration of the term of the Preferred Directors. The Series A Holders and holders of the Voting Preferred Stock, voting together as a class, may remove any Preferred Director without cause. If any vacancy shall occur among the Preferred Directors, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining Preferred Director or the successor of such remaining Preferred Director, to serve until the next meeting (convened as set forth in this Section 20.07(b) in connection with the expiration of the term of a Preferred Director) for the election of the Preferred Directors if such office shall not have previously terminated as above provided. Except to the extent expressly provided otherwise in this Section 20.07, any such annual or special meeting shall be called and held applying procedures consistent with Article XVI as if references to stockholders of the Corporation were references to Series A Holders and holders of Voting Preferred Stock.
(c)    Notwithstanding anything to the contrary in Article VIII or XI but subject to Section 20.07(d), so long as any shares of Series A Preferred Stock are Outstanding, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the Series A Holders and holders of the Voting Preferred Stock, at the time Outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary:

(i)
to amend, alter or repeal any of the provisions of this Article XX relating to the Series A Preferred Stock or any series of Voting Preferred Stock, whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of the Series A Holders or holders of the Voting Preferred Stock; and

(ii)
to authorize, create or increase the authorized amount of, any class or series of Preferred Stock having rights senior to the Series A Preferred Stock with respect to the payment of dividends or distribution of the Corporation’s assets upon any Dissolution Event;

provided, however, that,

(X)
in the case of subparagraph (i) above, no such vote of the Series A Holders or the holders of the Voting Preferred Stock, as the case may be, shall be required if in connection with any such amendment, alteration or repeal, by merger, consolidation or otherwise, each Series A Preferred Stock and Voting Preferred Stock remains Outstanding without the terms thereof being materially and adversely changed in any respect to the holders thereof or is converted into or exchanged for preferred equity securities of the surviving entity having voting powers, rights and preferences substantially similar to those of such Series A Preferred Stock or the Voting Preferred Stock, as the case may be; and

(Y)
in the case of subparagraph (i) above, if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of one or more but not all of the classes or series of Voting Preferred Stock and the Series A Preferred Stock at the time Outstanding, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of all such classes or series of Voting Preferred Stock and the Series A Preferred Stock so affected, voting as a single class regardless of class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be required in lieu of (or, if such consent is required by law, in addition to) the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Voting Preferred Stock and the Series A Holders otherwise entitled to vote as a single class in accordance herewith.

(d)    For the purposes of this Section 20.07, neither:

(i)	the amendment of provisions of this Certificate of Incorporation so as to authorize or create or issue, or to increase the authorized amount of, any Junior Stock or any Parity Stock; nor

(ii)
any merger, consolidation or otherwise, in which (1) the Corporation is the surviving entity and the Series A Preferred Stock remains Outstanding with the terms thereof materially unchanged in any respect adverse to the holders thereof; or (2) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes or exchanges the Series A Preferred Stock for other preferred equity securities having voting powers, rights and preferences (including with respect to redemption thereof) substantially similar to those of the Series A Preferred Stock under this Certificate of Incorporation (except for changes that do not materially and adversely affect the Series A Preferred Stock considered as a whole) shall be deemed to materially and adversely affect the voting powers, rights and preferences of the Series A Holders or the holders of the Voting Preferred Stock.

(e)    For purposes of the foregoing provisions of this Section 20.07, each Series A Holder shall have one vote per share of Series A Preferred Stock, except that when any other series of Preferred Stock shall have the right to vote with the Series A Preferred Stock as a single class on any matter, then the Series A Holders and the holders of such other series of Preferred Stock shall have with respect to such matters one vote per $25.00 of stated liquidation preference.
(f)    The Corporation may, from time to time, without notice to or consent of the Series A Holders or holders of other Parity Stock, issue additional shares of Series A Preferred Stock. Notwithstanding the foregoing, if all of the authorized shares of Series A Preferred Stock have been issued and redeemed pursuant to this Section 20.06, such shares shall be retired and the Corporation shall be prohibited from reissuing such shares as Series A Preferred Stock. Upon the filing of a certificate of retirement with respect to such shares, such shares shall be authorized and unissued shares of Preferred Stock not designated as part of any series of Preferred Stock.
(g)    The foregoing provisions of this Section 20.07 will not apply if, at or prior to the time when the act with respect to which a vote pursuant to this Section 20.07 would otherwise be required shall be effected, the Series A Preferred Stock shall have been redeemed or proper notice of redemption of the Series A Preferred Stock has been given and funds sufficient to pay the redemption price for all of the Series A Preferred Stock have been set aside for payment pursuant to the terms of this Certificate of Incorporation.
Section 20.08    Liquidation Rights.
(a)    Upon any Dissolution Event, after payment or provision for the liabilities of the Corporation (including the expenses of such Dissolution Event) and the satisfaction of all claims ranking senior to the Series A Preferred Stock in accordance with Section 5.04, the Series A Holders shall be entitled to receive out of the assets of the Corporation or proceeds thereof available for distribution to stockholders of the Corporation, before any payment or distribution of assets is made in respect of Junior Stock, distributions equal to the Series A Liquidation Value.

(b)    If the assets of the Corporation available for distribution upon a Dissolution Event are insufficient to pay in full the aggregate amount payable to the Series A Holders and holders of all other Outstanding Parity Stock, if any, such assets shall be distributed to the Series A Holders and holders of such Parity Stock pro rata, based on the full respective distributable amounts to which each such holder is entitled pursuant to this Section 20.08.
(c)    Nothing in this Section 20.08 shall be understood to entitle the Series A Holders to be paid any amount upon the occurrence of a Dissolution Event until holders of any classes or series of stock ranking, as to the distribution of assets upon a Dissolution Event, senior to the Series A Preferred Stock have been paid all amounts to which such classes or series of stock are entitled.
(d)    Neither the sale, conveyance, exchange or transfer, for cash, stock, securities or other consideration, of all or substantially all of the Corporation’s property or assets nor the consolidation, merger or amalgamation of the Corporation with or into any other entity or the consolidation, merger or amalgamation of any other entity with or into the Corporation shall be deemed to be a Dissolution Event, notwithstanding that for other purposes, such as for tax purposes, such an event may constitute a liquidation, dissolution or winding up. In addition, notwithstanding anything to the contrary in this Section 20.08, no payment will be made to the Series A Holders pursuant to this Section 20.08 (i) upon the voluntary or involuntary liquidation, dissolution or winding up of any of the Corporation’s Subsidiaries or upon any reorganization of the Corporation into another limited liability entity or (ii) if the Corporation engages in a reorganization or other transaction in which a successor to the Corporation issues equity securities to the Series A Holders that have voting powers, rights and preferences that are substantially similar to the voting powers, rights and preferences of the Series A Preferred Stock. Notwithstanding any provision to the contrary in this Article XX (including Section 20.07), to the fullest extent permitted by law, the Corporation may, in the sole discretion of the Board of Directors, and without the consent of any Series A Holder, amend this Article XX to allow for the transactions referred to in this Section 20.08(d).
Section 20.09    No Duties to Series A Holders. Notwithstanding anything to the contrary in this Certificate of Incorporation, to the fullest extent permitted by law, no Indemnitee shall have any duties (including fiduciary duties) or liabilities to the Series A Holders.
ARTICLE XXI

DEFINITIONS
Section 21.01    Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Certificate of Incorporation:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.
“beneficial owner” has the meaning assigned to such term in Rules 13d-3 and 13d-5 under the Exchange Act (and “beneficially own” and “beneficial ownership” shall each have a correlative meaning).
“Board of Directors” has the meaning assigned to such term in Section 4.02.
“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.
“Bylaws” means the bylaws of the Corporation as in effect from time to time.
“Carlyle Holdings I” means Carlyle Holdings I L.P., a Delaware limited partnership, and any successors thereto.
“Carlyle Holdings II” means Carlyle Holdings II L.P., a Québec société en commandite, and any successors thereto.
“Carlyle Holdings III” means Carlyle Holdings III L.P., a Québec société en commandite, and any successors thereto.
“Carlyle Holdings Group” means, collectively, the Carlyle Holdings Partnerships and their respective Subsidiaries.
“Carlyle Holdings Partnerships” means, collectively, Carlyle Holdings I, Carlyle Holdings II and Carlyle Holdings III and any future partnership designated by the Board of Directors in its sole discretion as a Carlyle Holdings Partnership for purposes of this Certificate of Incorporation.
“Certificate” means a certificate issued in global form in accordance with the rules and regulations of the Depositary or in such other form as may be adopted by the Board of Directors, issued by the Corporation evidencing ownership of one or more shares of stock of the Corporation or a certificate, in such form as may be adopted by the Board of Directors, issued by the Corporation evidencing ownership of one or more other classes of stock of the Corporation.
“Certificate of Incorporation” has the meaning assigned to such term in Section 4.01(c).

“Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.
“Commission” means the U.S. Securities and Exchange Commission.
“Common Stock” has the meaning assigned to such term in Section 4.01(a)(i).
“Common Unit” means a Limited Partner Interest representing a fractional part of the Limited Partner Interests of all limited partners of the Partnership and having the rights and obligations specified with respect to Common Units in the Partnership Agreement.
“Consenting Parties” has the meaning assigned to such term in Article XIX.
“Conversion” has the meaning assigned to such term in Article III.
“Corporate Group” means the Corporation and its Subsidiaries treated as a single consolidated entity.
“Corporation” has the meaning assigned to such term in Article I.
“Depositary” means, with respect to any shares of stock issued in global form, The Depository Trust Company and its successors and permitted assigns.
“Directors” means the members of the Board of Directors.
“Dispute” has the meaning assigned to such term in Article XIX.
“DGCL” means the Delaware General Corporation Law, as the same exists or as may hereafter be amended from time to time.
“Dissolution Event” means an event resulting in the dissolution, liquidation or winding up of the Corporation.
“Effective Time” means 12:01 a.m. (Eastern Time) on _____ __, 201_.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute.
“Fiscal Year” has the meaning assigned to such term in Article XIV.
“Former General Partner” means Carlyle Group Management L.L.C., a Delaware limited liability company, in its capacity as the former general partner of the Partnership.
“Fund”, for purposes of Section 15.01(a), has the meaning assigned to such term in Section 15.01(a).

“General Partner Interest” means the management and ownership interest of the Former General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it), which takes the form of General Partner Units, and includes any and all benefits to which the Former General Partner is entitled as provided in the Partnership Agreement, together with all obligations of the Former General Partner to comply with the terms and provisions of the Partnership Agreement.
“General Partner Unit” means a fractional part of the General Partner Interest having the rights and obligations specified with respect to the General Partner Interest.
“Group” means a Person that with or through any of its Affiliates or Associates has any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting, exercising investment power or disposing of any stock of the Corporation with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, stock of the Corporation.
“Group Member” means a member of the Corporate Group.
“Indemnitee” means, to the fullest extent permitted by law, (a) the Former General Partner, (b) any Person who is or was a “tax matters partner” (as defined in the Code as in effect prior to 2018) or “partnership representative” (as defined in the Code), as applicable, officer or director of the Corporation or the Former General Partner, (c) any officer or director of the Corporation or the Former General Partner who is or was serving at the request of the Corporation or the Former General Partner as an officer, director, employee, member, partner, “tax matters partner” (as defined in the Code as in effect prior to 2018) or “partnership representative” (as defined in the Code), as applicable, agent, fiduciary or trustee of another Person; provided that a Person shall not be an Indemnitee by reason of providing, on a fee for services basis, trustee, fiduciary or custodial services, (d) any Person who controls the Former General Partner, and (e) any Person the Corporation in its sole discretion designates as an “Indemnitee” as permitted by applicable law.
“Initial Annual Meeting” means the first annual meeting of stockholders held following the Effective Time.
“Limited Partner Interest” means the ownership interest of a limited partner of the Partnership in the Partnership, which may be evidenced by Common Units, Special Voting Units, Series A Preferred Units or other equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership), including without limitation, Common Units, Special Voting Units, Series A Preferred Units and General Partner Units, or a combination thereof or interest therein, and includes any and all benefits to which such limited partner of the Partnership is entitled as provided in the Partnership Agreement.
“Merger Agreement” has the meaning assigned to such term in Section 8.01.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act or any successor thereto and any other securities exchange (whether or not registered with the Commission under Section 6(a) of the Exchange Act) that the Board of Directors shall designate as a National Securities Exchange for purposes of this Certificate of Incorporation and the Bylaws.
“Opinion of Counsel” means a written opinion of counsel or, in the case of tax matters, a qualified tax adviser (who may be regular counsel or tax adviser, as the case may be, to the Corporation) acceptable to the Board of Directors in its discretion.
“Outstanding” means, with respect to stock of the Corporation, all shares of stock that are issued by the Corporation and reflected as outstanding on the Corporation’s books and records as of the date of determination; provided, however, that if at any time any Person or Group (other than the Former General Partner or its Affiliates) beneficially owns 20% or more of any class of Outstanding stock, all such shares of stock owned by such Person or Group shall not be entitled to be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of stockholders of the Corporation to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Certificate of Incorporation or the DGCL (such shares of stock shall not, however, be treated as a separate class of stock for purposes of this Certificate of Incorporation or the DGCL); provided further, that the foregoing limitation shall not apply (i) to any Person or Group who acquired 20% or more of any shares of stock of any class then Outstanding directly from the Former General Partner or its Affiliates, (ii) to any Person or Group who acquired 20% or more of any shares of stock of any class then Outstanding directly or indirectly from a Person or Group described in clause (i) provided that the Board of Directors shall have notified such Person or Group in writing that such limitation shall not apply or (iii) to any Person or Group who acquired 20% or more of any shares of any class of stock issued by the Corporation with the prior approval of the Board of Directors or the Former General Partner. The determinations of the matters described in clauses (i), (ii) and (iii) of the foregoing sentence shall be conclusively determined by the Board of Directors, which determination shall be final and binding on all stockholders of the Corporation.
“Partnership” has the meaning assigned to such term in Article III.
“Partnership Agreement” means that certain Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 13, 2017, as amended, supplemented or restated from time to time.
“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association (including any group, organization, cotenancy, plan, board, council or committee), government (including a country, state, county, or any other governmental or political subdivision, agency or instrumentality thereof) or other entity (or series thereof).
“Preferred Stock” has the meaning set forth in Section 4.01(a)(ii).

“Record Date” means the date and time established by the Board of Directors pursuant to this Certificate of Incorporation. The Record Date for distributions on any Preferred Stock is as set forth in this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock).
“Record Holder” means the Person in whose name a share of stock of the Corporation is registered on the books of the Corporation or, if such books are maintained by the Transfer Agent, on the books of the Transfer Agent, in each case, to the extent applicable, as of the Record Date.
“Securities Act” means the U.S. Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.
“Series A Preferred Stock” has the meaning set forth in Section 4.01(a)(ii).
“Series A Preferred Unit” means a 5.875% Series A Preferred Unit having the designations, voting powers, rights and preferences set forth in the Partnership Agreement.
“Special Voting Unit” means a partnership interest in the Partnership having the rights and obligations specified with respect to Special Voting Units in the Partnership Agreement.
“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person or (d) any other Person the financial information of which is consolidated by such Person for financial reporting purposes under U.S. GAAP. For the avoidance of doubt, the Carlyle Holdings Partnerships are Subsidiaries of the Corporation.
“transfer”, when used in this Certificate of Incorporation with respect to shares of stock of the Corporation, has the meaning assigned to such term in Section 6.04(a).
“Transfer Agent” means such bank, trust company or other Person as shall be appointed from time to time by the Board of Directors to act as registrar and transfer agent for the Common Stock and the Preferred Stock.
“U.S. GAAP” means U.S. generally accepted accounting principles consistently applied.

ARTICLE XXII
INCORPORATOR
The incorporator of the Corporation is Carlyle Group Management L.L.C., a Delaware limited liability company, whose mailing address is 1001 Pennsylvania Avenue, NW, Washington, DC 20004.
ARTICLE XXIII

MISCELLANEOUS
Section 23.01    Invalidity of Provisions. If any provision of this Certificate of Incorporation is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. If a provision is held to be invalid as written, then it is the intent of the Persons bound by this Certificate of Incorporation that the court making such a determination interpret such provision as having been modified to the least extent possible to find it to be binding, it being the objective of the Persons bound by this Certificate of Incorporation to give the fullest effect possible to the intent of the words of this Certificate of Incorporation.
Section 23.02    Construction; Section Headings. For purposes of this Certificate of Incorporation, unless the context requires otherwise, (a) any pronoun used in this Certificate of Incorporation shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Certificate of Incorporation; and (c) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation;” and the terms “hereof,” “herein” or “hereunder” refer to this Certificate of Incorporation as a whole and not to any particular provision of this Certificate of Incorporation. The headings contained in this Certificate of Incorporation are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Certificate of Incorporation.
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This Certificate of Incorporation shall become effective at [12:01] [a.m.] (Eastern Time) on _____ __, 20__.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is its act and deed on this ___ day of ____, 201_.
CARLYLE GROUP MANAGEMENT L.L.C.

By:
Name:
Title: